Exhibit 99.1
Cardlytics Announces Third Quarter 2020 Financial Results
Atlanta, GA – November 2, 2020 – Cardlytics, Inc. (NASDAQ: CDLX), an advertising platform in banks' digital channels, today announced financial results for the third quarter ended September 30, 2020. Supplemental information is available on the Investor Relations section of the Cardlytics' website at http://ir.cardlytics.com/.
“During the third quarter we were pleased to see increased momentum in both long-standing and new areas of our business,” said Lynne Laube, CEO & Co-Founder of Cardlytics. “We are also excited about the incremental strides we have made towards the future version of our platform, and we see great opportunity for our clients, both directly and via agencies.”
“Despite the challenging environment, we continue to see our business track in the right direction month after month,” said Andy Christiansen, CFO of Cardlytics. “In addition to our improving results, we also completed a $230 million convertible notes offering, which will support general corporate purposes, as well as potential acquisitions and strategic transactions to further the growth of our business.”
Third Quarter 2020 Financial Results
•Revenue was $46.1 million, a decrease of (18)% year-over-year, compared to $56.4 million in the third quarter of 2019.
•Billings, a non-GAAP metric, was $62.1 million, a decrease of (25)% year-over-year, compared to $82.8 million in the third quarter of 2019.
•Gross profit was $14.6 million, a decrease of (30)% year-over-year, compared to $20.9 million in the third quarter of 2019.
•Adjusted contribution, a non-GAAP metric, was $19.7 million, a decrease of (20)% year-over-year, compared to $24.7 million in the third quarter of 2019.
•Net loss attributable to common stockholders was $(15.2) million, or $(0.56) per diluted share, based on 27.3 million weighted-average common shares outstanding, compared to a net loss attributable to common stockholders of $(7.7) million, or $(0.33) per diluted share, based on 23.6 million weighted-average common shares outstanding in the third quarter of 2019.
•Non-GAAP net loss was $(4.4) million, or $(0.16) per diluted share, based on 27.1 million weighted-average common shares outstanding, compared to a non-GAAP net income of $0.8 million, or $0.03 per diluted share, based on 23.6 million weighted-average common shares outstanding in the third quarter of 2019.
•Adjusted EBITDA, a non-GAAP metric, was a loss of $(0.6) million compared to a gain of $3.0 million in the third quarter of 2019.
Key Metrics
•FI MAUs were 161.6 million, an increase of 26%, compared to 128.3 million in the third quarter of 2019.
•ARPU was $0.29, a decrease of (34)%, compared to $0.44 in the third quarter of 2019.
Definitions of FI MAUs and ARPU are included below under the caption “Non-GAAP Measures and Other Performance Metrics.”
Fourth Quarter 2020 Financial Expectations
Cardlytics anticipates billings and revenue to be in the following ranges (in millions):

	Q4 2020 Guidance	FY 2020 Guidance
Billings(1)	$79.0 - $89.0	$248.4 - $258.4
Revenue	$55.0 - $62.0	$174.8 - $181.8

(1) A reconciliation of billings to GAAP revenue on a forward-looking basis is presented below under the heading "Reconciliation of Forecasted GAAP Revenue to Billings."

Earnings Teleconference Information
Cardlytics will discuss its third quarter 2020 financial results during a teleconference today, November 2, 2020, at 5:00 PM ET / 2:00 PM PT. The conference call can be accessed at (866) 385-4179 (domestic) or (210) 874-7775 (international), conference ID# 7132159. A replay of the conference call will be available through 8:00 PM ET / 5:00 PM PT on November 9, 2020 at (855) 859-2056 (domestic) or (404) 537-3406 (international). The replay passcode is 7132159. The call will also be broadcast simultaneously at http://ir.cardlytics.com/. Following the completion of the call, a recorded replay of the webcast will be available on Cardlytics’ website.

About Cardlytics
Cardlytics (NASDAQ: CDLX) is an advertising platform in banks’ digital channels. We partner with financial institutions to run their banking rewards programs that promote customer loyalty and deepen banking relationships. In turn, we have a secure view into where and when consumers are spending their money. We use these insights to help marketers identify, reach and influence likely buyers at scale, as well as measure the true sales impact of marketing campaigns. Headquartered in Atlanta, Cardlytics has offices in London, New York, San Francisco, and Visakhapatnam. Learn more at www.cardlytics.com.
Cautionary Language Concerning Forward-Looking Statements
This press release contains "forward-looking statements" within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to our financial guidance for the fourth quarter of 2020 and full year 2020, the anticipated impact of COVID-19 on our, business, financial condition and results of operations, the future growth of our business, and our use of the proceeds from the convertible notes offering. These forward-looking statements are made as of the date they were first issued and were based on current expectations, estimates, forecasts and projections as well as the beliefs and assumptions of management. Words such as "expect," "anticipate," "should," "believe," "hope," "target," "project," "goals," "estimate," "potential," "predict," "may," "will," "might," "could," "intend," variations of these terms or the negative of these terms and similar expressions are intended to identify these forward-looking statements. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond our control.
Our actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to: risks related to the uncertain impacts that COVID-19 may have on our business, financial condition, results of operations; unfavorable conditions in the global economy and the industries that we serve; our quarterly operating results have fluctuated and may continue to vary from period to period; our ability to sustain our revenue growth and billings; risks related to our substantial dependence on our Cardlytics Direct product; risks related to our substantial dependence on JPMorgan Chase Bank, National Association (“Chase”), Bank of America, National Association ("Bank of America") and a limited number of other financial institution (“FI”) partners; the timing of the phased launch of Cardlytics Direct by U.S. Bank; risks related to our ability to maintain relationships with Chase, Wells Fargo and Bank of America; the amount and timing of budgets by marketers, which are affected by budget cycles, economic conditions and other factors, including the impact of the COVID-19 pandemic; our ability to generate sufficient revenue to offset contractual commitments to FIs; our ability to attract new FI partners and maintain relationships with bank processors and digital banking providers; our ability to maintain relationships with marketers; our ability to adapt to changing market conditions, including our ability to adapt to changes in consumer habits, negotiate fee arrangements with new and existing FIs and retailers, and develop and launch new services and features; and other risks detailed in the “Risk Factors” section of our Form 10-K filed with the Securities and Exchange Commission on March 3, 2020 and in subsequent periodic reports that we file with the Securities and Exchange Commission, including our Form 10-Q for the quarter ended September 30, 2020. Past performance is not necessarily indicative of future results.
The forward-looking statements included in this press release represent our views as of the date of this press release. We anticipate that subsequent events and developments will cause our views to change. We undertake no intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this press release.
Non-GAAP Measures and Other Performance Metrics
To supplement the financial measures presented in our press release and related conference call or webcast in accordance with generally accepted accounting principles in the United States (“GAAP”), we also present the following non-GAAP measures of financial performance: billings, adjusted contribution, adjusted EBITDA, adjusted FI Share and other third party costs, non-GAAP net (loss) income and non-GAAP net (loss) income per share as well as certain other performance metrics, such as FI monthly active users (“FI MAUs”) and average revenue per user (“ARPU”).
A “non-GAAP financial measure” refers to a numerical measure of our historical or future financial performance or financial position that is included in (or excluded from) the most directly comparable measure calculated and presented in accordance with GAAP in our financial statements. We provide certain non-GAAP measures as additional information relating to our operating results as a complement to results provided in accordance with GAAP. The non-GAAP financial information presented herein should be considered in conjunction with, and not as a substitute for or superior to, the financial information presented in accordance with GAAP and should not be considered a measure of liquidity. There are significant limitations associated with the use of non-GAAP financial measures. Further, these measures may differ from the non-GAAP information, even where similarly titled, used by other companies and therefore should not be used to compare our performance to that of other companies.

We have presented billings, adjusted contribution, adjusted EBITDA, adjusted FI Share and other third party costs, non-GAAP net (loss) income and non-GAAP net (loss) income per share as non-GAAP financial measures in this press release. Billings represents the gross amount billed to marketers for advertising campaigns in order to generate revenue. Billings is reported gross of both Consumer Incentives and FI Share. Our GAAP revenue is recognized net of Consumer Incentives and gross of FI Share. We define adjusted contribution as a measures by which revenue generated from our marketers exceeds the cost to obtain the purchase data and the digital advertising space from our FI partners. Adjusted contribution demonstrates how incremental marketing spend on our platform generates incremental amounts to support our sales and marketing, research and development, general and administration and other investments. Adjusted contribution is calculated by taking our total revenue less our FI Share and other third-party costs exclusive of amortization and impairment of deferred FI implementation costs, which is a non-cash cost. Adjusted contribution does not take into account all costs associated with generating revenue from advertising campaigns, including sales and marketing expenses, research and development expenses, general and administrative expenses and other expenses, which we do not take into consideration when making decisions on how to manage our advertising campaigns. We define adjusted EBITDA as our net loss before income tax benefit; interest expense, net; depreciation and amortization expense; stock-based compensation expense; foreign currency (loss) gain; amortization and impairment of deferred FI implementation costs; restructuring costs, loss on extinguishment of debt and costs associated with financing events. We define adjusted FI Share and other third-party costs as our FI Share and other third-party costs excluding non-cash equity expense and amortization of deferred FI implementation costs. We define non-GAAP net loss as our net loss before stock-based compensation expense; foreign currency gain (loss); restructuring costs; and costs associated with financing events. Notably, any impacts related to minimum FI Share commitments in connection with agreements with certain FI partners are not added back to net loss in order to calculate adjusted EBITDA, adjusted contribution and non-GAAP net (loss) income. We define non-GAAP net (loss) income per share as non-GAAP net (loss) income divided by non-GAAP weighted-average common shares outstanding, basic and diluted, which includes our GAAP weighted-average common shares outstanding, basic and diluted, and our weighted-average preferred shares outstanding, assuming conversion.
We believe the use of non-GAAP financial measures, as a supplement to GAAP measures, is useful to investors in that they eliminate items that are either not part of our core operations or do not require a cash outlay, such as stock-based compensation expense. Management uses these non-GAAP financial measures when evaluating operating performance and for internal planning and forecasting purposes. We believe that these non-GAAP financial measures help indicate underlying trends in the business, are important in comparing current results with prior period results, and are useful to investors and financial analysts in assessing operating performance.
We define FI MAUs as targetable customers or accounts of our FI partners that logged in and visited the online or mobile banking applications of, or opened an email containing our offers from, our FI partners during a monthly period. We then calculate a monthly average of these FI MAUs for the periods presented. We define ARPU as the total Cardlytics Direct revenue generated in the applicable period calculated in accordance with GAAP, divided by the average number of FI MAUs in the applicable period.

CARDLYTICS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(Amounts in thousands)

	September 30, 2020	December 31, 2019
Assets
Current assets:
Cash and cash equivalents	$287,639	$104,458
Restricted cash	109	129
Accounts receivable, net	53,392	81,452
Other receivables	5,678	3,908
Prepaid expenses and other assets	7,125	5,783
Total current assets	353,943	195,730
Long-term assets:
Property and equipment, net	13,338	14,290
Right-of-use assets under operating leases, net	9,669	—
Intangible assets, net	424	389
Capitalized software development costs, net	5,585	3,815
Deferred FI implementation costs, net	4,743	8,383
Other long-term assets, net	1,720	1,706
Total assets	$389,422	$224,313
Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$1,738	$1,229
Accrued liabilities:
Accrued compensation	8,305	8,186
Accrued expenses	3,203	6,018
FI Share liability	26,477	41,956
Consumer Incentive liability	14,293	19,861
Deferred revenue	542	1,127
Current operating lease liabilities	3,678	—
Current finance lease liabilities	19	24
Total current liabilities	58,255	78,401
Long-term liabilities:
Convertible senior notes, net	171,529	—
Deferred liabilities	—	2,632
Long-term operating lease liabilities	9,280	—
Long-term finance lease liabilities	—	13
Total liabilities	239,064	81,046
Stockholders’ equity:
Common stock, $0.0001 par value—100,000 shares authorized and 26,547 and 27,426 shares issued and outstanding as of December 31, 2019 and September 30, 2020, respectively.	8	8
Additional paid-in capital	535,863	480,578
Accumulated other comprehensive income	1,763	1,312
Accumulated deficit	(387,276)	(338,631)
Total stockholders’ equity	150,358	143,267
Total liabilities and stockholders’ equity	$389,422	$224,313

CARDLYTICS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
(Amounts in thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Revenue	$46,079	$56,419	$119,810	$141,137
Costs and expenses:
FI Share and other third-party costs	27,971	32,470	70,920	79,094
Delivery costs	3,498	3,070	10,403	9,686
Sales and marketing expense	11,432	11,074	32,805	31,458
Research and development expense	4,627	3,018	12,444	8,741
General and administration expense	12,757	12,218	35,235	27,558
Depreciation and amortization expense	1,933	1,167	5,809	3,181
Total costs and expenses	62,218	63,017	167,616	159,718
Operating loss	(16,139)	(6,598)	(47,806)	(18,581)
Other income (expense):
Interest expense, net	(283)	(218)	(9)	(860)
Foreign currency gain (loss)	1,066	(931)	(830)	(1,130)
Total other income (expense)	783	(1,149)	(839)	(1,990)
Loss before income taxes	(15,356)	(7,747)	(48,645)	(20,571)
Income tax benefit	—	—	—	—
Net loss	(15,356)	(7,747)	(48,645)	(20,571)
Net loss attributable to common stockholders	$(15,356)	$(7,747)	$(48,645)	$(20,571)
Net loss per share attributable to common stockholders, basic and diluted	$(0.56)	$(0.33)	$(1.80)	$(0.90)
Weighted-average common shares outstanding, basic and diluted	27,343	23,561	27,048	22,936

CARDLYTICS, INC.
STOCK-BASED COMPENSATION EXPENSE (UNAUDITED)
(Amounts in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Delivery costs	$365	$176	$897	$539
Sales and marketing expense	3,791	1,432	7,627	3,091
Research and development expense	1,510	638	3,514	1,204
General and administrative expense	5,912	5,240	12,773	7,432
Total stock-based compensation expense	$11,578	$7,486	$24,811	$12,266

CARDLYTICS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
(Amounts in thousands)

	Nine Months Ended September 30,
	2020	2019
Operating activities
Net loss	$(48,645)	$(20,571)
Adjustments to reconcile net loss to net cash used in operating activities:
Bad debt expense	1,281	414
Depreciation and amortization	5,809	3,181
Amortization of financing costs charged to interest expense	290	72
Amortization of right-of-use assets	2,639	—
Stock-based compensation expense	24,811	12,266
Other non-cash expense, net	1,166	1,368
Amortization and impairment of deferred FI implementation costs	3,640	2,173
Change in operating assets and liabilities:
Accounts receivable	25,010	(5,789)
Prepaid expenses and other assets	(1,412)	(1,368)
Recovery of deferred FI implementation costs	—	3,469
Accounts payable	115	(401)
Other accrued expenses	(6,871)	1,453
FI Share liability	(15,479)	6,041
Consumer Incentive liability	(5,568)	4,397
Net cash (used in) received from operating activities	(13,214)	7,357
Investing activities
Acquisition of property and equipment	(2,691)	(4,561)
Acquisition of patents	(50)	(14)
Capitalized software development costs	(3,519)	(1,836)
Net cash used in investing activities	(6,260)	(6,411)
Financing activities
Principal payments of debt	(17)	(46,692)
Proceeds from issuance of convertible senior notes, net of issuance costs paid of $6,900	223,100	—
Purchase of capped calls related to convertible senior notes	(26,450)	—
Proceeds from issuance of common stock	6,380	81,922
Equity issuance costs	—	(38)
Debt issuance costs	—	(143)
Net cash recieved from financing activities	203,013	35,049
Effect of exchange rates on cash, cash equivalents and restricted cash	(378)	(435)
Net increase in cash, cash equivalents and restricted cash	183,161	35,560
Cash, cash equivalents, and restricted cash — Beginning of period	104,587	59,870
Cash, cash equivalents, and restricted cash — End of period	$287,748	$95,430

CARDLYTICS, INC.
SUMMARY OF GAAP AND NON-GAAP RESULTS (UNAUDITED)
(Dollars in thousands)

	Three Months Ended September 30,		Change		Nine Months Ended September 30,		Change
	2020	2019	$	%	2020	2019	$	%
Billings(1)	$62,093	$82,792	$(20,699)	(25)%	$169,390	$215,118	$(45,728)	(21)%
Consumer Incentives	16,014	26,373	(10,359)	(39)	49,580	73,981	(24,401)	(33)
Revenue	46,079	56,419	(10,340)	(18)	119,810	141,137	(21,327)	(15)
Adjusted FI Share and other third-party costs(1)	26,330	31,681	(5,351)	(17)	67,280	76,921	(9,641)	(13)
Adjusted contribution(1)	19,749	24,738	(4,989)	(20)	52,530	64,216	(11,686)	(18)
Delivery costs	3,498	3,070	428	14	10,403	9,686	717	7
Amortization and impairment of deferred FI implementation costs(2)	1,641	789	852	108	3,640	2,173	1,467	68
Gross profit	$14,610	$20,879	$(6,269)	(30)%	$38,487	$52,357	$(13,870)	(26)%
(1)Billings, adjusted FI Share and other third-party costs and adjusted contribution are non-GAAP measures. Reconciliations of these non-GAAP measures to the most comparable GAAP measures are presented below under the headings "Reconciliation of GAAP Revenue to Billings" and "Reconciliation of GAAP Gross Profit to Adjusted Contribution."
(2)Amortization and impairment of deferred FI implementation costs for the three and nine months ended September 30, 2020 includes the impact of a $0.7 million write off related to certain user interface enhancements.

CARDLYTICS, INC.
RECONCILIATION OF GAAP REVENUE TO BILLINGS (UNAUDITED)
(Amounts in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Revenue	$46,079	$56,419	$119,810	$141,137
Plus:
Consumer Incentives	16,014	26,373	49,580	73,981
Billings	$62,093	$82,792	$169,390	$215,118

CARDLYTICS, INC.
RECONCILIATION OF GAAP GROSS PROFIT TO ADJUSTED CONTRIBUTION (UNAUDITED)
(Amounts in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Revenue	$46,079	$56,419	$119,810	$141,137
Minus:
FI Share and other third-party costs	27,971	32,470	70,920	79,094
Delivery costs(1)	3,498	3,070	10,403	9,686
Gross profit	14,610	20,879	38,487	52,357
Plus:
Delivery costs(1)	3,498	3,070	10,403	9,686
Amortization and impairment of deferred FI implementation costs(2)	1,641	789	3,640	2,173
Adjusted contribution	$19,749	$24,738	$52,530	$64,216
(1)Stock-based compensation expense recognized in delivery costs totaled $0.4 million and $0.2 million for the three months ended September 30, 2020 and 2019, respectively, and $0.9 million and $0.5 million for the nine months ended September 30, 2020 and 2019, respectively.
(2)Amortization and impairment of deferred FI implementation costs are excluded from adjusted FI Share and other third party costs as shown below (in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
FI Share and other third-party costs	$27,971	$32,470	$70,920	$79,094
Minus:
Amortization and impairment of deferred FI implementation costs(1)	1,641	789	3,640	2,173
Adjusted FI Share and other third-party costs	$26,330	$31,681	$67,280	$76,921
(1) Amortization and impairment of deferred FI implementation costs for the three and nine months ended September 30, 2020 includes the impact of a $0.7 million write off related to certain user interface enhancements.

CARDLYTICS, INC.
RECONCILIATION OF GAAP NET LOSS TO ADJUSTED EBITDA (UNAUDITED)
(Amounts in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Net loss	$(15,356)	$(7,747)	$(48,645)	$(20,571)
Plus:
Income tax benefit	—	—	—	—
Interest expense, net	283	218	8	860
Depreciation and amortization expense	1,933	1,167	5,809	3,181
Stock-based compensation expense	11,578	7,486	24,811	12,266
Foreign currency (gain) loss	(1,066)	903	828	1,079
Amortization and impairment of deferred FI implementation costs	1,641	789	3,640	2,173
Restructuring costs	391	—	1,276	—
Loss on extinguishment of debt	—	28	—	51
Costs associated with financing events	—	123	—	123
Adjusted EBITDA	$(596)	$2,967	$(12,273)	$(838)

CARDLYTICS, INC.
RECONCILIATION OF GAAP NET LOSS TO NON-GAAP NET (LOSS) INCOME
AND NON-GAAP NET (LOSS) INCOME PER SHARE (UNAUDITED)
(Amounts in thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Net loss	$(15,356)	$(7,747)	$(48,645)	$(20,571)
Plus:
Stock-based compensation expense	11,578	7,486	24,811	12,266
Foreign currency (gain) loss	(1,066)	903	828	1,079
Loss on extinguishment of debt	—	28	—	51
Restructuring costs	391	—	1,276	—
Costs associated with financing events	—	123	—	123
Non-GAAP net (loss) income	$(4,453)	$793	$(21,730)	$(7,052)
Weighted-average number of shares of common stock used in computing non-GAAP net (loss) income per share:
GAAP weighted-average common shares outstanding, diluted	27,343	23,561	27,048	22,936
Non-GAAP net (loss) income per share attributable to common stockholders, diluted	$(0.16)	$0.03	$(0.80)	$(0.31)

CARDLYTICS, INC.
RECONCILIATION OF FORECASTED GAAP REVENUE TO BILLINGS (UNAUDITED)
(Amounts in thousands)

	Q4 2020 Guidance	FY 2020 Guidance
Revenue	$55.0 - $62.0	$174.8 - $181.8
Plus:
Consumer Incentives	$17.0 - $34.0	$66.6 - $83.6
Billings	$79.0 - $89.0	$248.4 - $258.4

Contacts:

Public Relations:
ICR
cardlyticspr@icrinc.com

Investor Relations:
William Maina
ICR, Inc.
(646) 277-1236
ir@cardlytics.com